UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): March 25, 2020

AQUA METALS, INC.
(Exact Name of Registrant as Specified in Its Charter)

Delaware	001-37515	47-1169572
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

2500 Peru Dr. McCarran, Nevada 89437
(Address of principal executive offices)

(775) 525-1936
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Securities registered pursuant to Section 12(b)of the Act:

Title of each class Common stock: Par value $.001	Trading Symbol(s) AQMS	Name of each exchange on which registered Nasdaq Capital Market

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions.

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14d-2(b)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

 Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 1.01	Entry into a Material Definitive Agreement

On March 25, 2020, Aqua Metals, Inc. (the “Company”) entered into a Memorandum of Agreement (“MOU”) with Veritex Community Bank (“Veritex”), the successor in interest to Green Bank, N.A. (“Green Bank”), with regard the Loan Agreement dated November 2, 2015 originally entered into between the Company and Green Bank.

Pursuant to the MOU, the parties have agreed to the allocation of proceeds from insurance policies and sales of collateral secured by the Loan Agreement. As previously reported by the Company, the Company experienced a fire on November 29, 2019 and has $50 million dollars in combined property, equipment and business interruption insurance, consisting of four layers of coverage, that potentially covers the losses resulting from the fire. Pursuant to the MOU, the parties have agreed on the allocation of all insurance proceeds, with the proceeds allocated to Veritex to be used to pay off all amounts outstanding under the Loan Agreement, approximately $8.8 million as of the date of this report (inclusive of an approximate $500,000 prepayment penalty, netted against a $1,000,000 CD collateral), as follows:

Layer	Potential Proceeds Available in Layer	Allocation of Proceeds to the Company	Allocation of Proceeds to Veritex	Proceeds Collected From Insurers to Date	Proceeds Released to the Company Date
Layer 1	$5.0M	$4.5M	$0.5M	$5.0M	$4.5M
Layer 2	$7.5M	$4.125M	$3.375M	$5.0M	$2.75M
Layer 3	$12.5M	$7.5M	$5.0M	Claim Submitted	--
Layer 4	$25M	$25M	--	Claim Submitted	--

Pursuant to the MOU, the parties have also agreed that 100% and 50% of the proceeds from the Company’s sale of real estate and non-real-estate collateral, respectively, will be applied to the outstanding loan amount. At such time as Veritex has received payments from insurance proceeds or asset sales equaling the amount outstanding under the Loan Agreement, approximately $8.8 million as of the date of this report (inclusive of an approximate $500,000 prepayment penalty, netted against a $1,000,000 CD collateral), the Loan Agreement will be retired and all further proceeds will accrue to the Company exclusively.

Except as set forth in the MOU, all terms and conditions of the Loan Agreement remain in place and unchanged, including, without limitation, the Company’s obligation to make monthly payments under the Loan Agreement and the effectiveness and enforceability of Veritex’s liens and security interests under the Loan Agreement.

A copy of the MOU is attached hereto as Exhibit 10.1 and is incorporated herein by reference. The foregoing description of the material terms of the MOU do not purport to be complete and is qualified in its entirety by reference to such exhibit.

Item 9.01 Financial Statements and Exhibits

(d)	Exhibits	Method Filing

The following exhibit is filed with this report:

Exhibit 10.1	Memorandum of Agreement dated March 25, 2020 between Aqua Metals, Inc. and Veritex Community Bank.	Filed Electronically herewith

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AQUA METALS, INC.

Dated: March 30, 2020	/s/ Judd Merrill
Judd Merrill
Chief Financial Officer